Exhibit 4.1 DESCRIPTION OF CAPITAL STOCK General The following summary description of the capital stock of DuPont de Nemours, Inc. (“DuPont” or the “Company”) is based on the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), our certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of the Company’s Second Amended and Restated Certificate of Incorporation effective as of June 1, 2019, (the “charter” or “certificate of incorporation”) incorporated by reference to Exhibit 3.2 to DuPont’s Current Report on Form 8-K filed June 3, 2019 and Amended and Restated Bylaws, effective as of June 1, 2019, (the “bylaws”) incorporated by reference to Exhibit 3.3 to DuPont’s Current Report on Form 8-K filed June 3, 2019, and as each may be further amended from time to time. The Company’s authorized capital stock consists of 1,666,666,667 shares of common stock, par value $0.01 per share, and 250,000,000 shares of preferred stock. The number of authorized shares of any class may be increased or decreased by an amendment to the Company’s certificate of incorporation proposed by the DuPont board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists. At July 29, 2020, there were 733,827,575 outstanding shares of DuPont common stock. Common Stock Each holder of a share of DuPont common stock is entitled to one vote for each share held on all questions presented to common stockholders, and the common stock has the exclusive right to vote for the election of directors and for all other purposes (subject to the express terms of any preferred stock, if any). Common stockholders have no preemptive rights and no rights to convert their common stock into any other securities. There is also no redemption or sinking fund provisions applicable to the common stock. Common stockholders are entitled to receive dividends as may be declared from time to time by DuPont’s board of directors out of funds legally available therefor. Common stockholders are entitled to share pro rata, upon any liquidation or dissolution of DuPont, in all remaining assets available for distribution to common stockholders after payment or providing for DuPont’s liabilities and the liquidation preference of any outstanding preferred stock. The rights, preferences and privileges of common stockholders are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that DuPont may designate and issue in the future. Preferred Stock DuPont’s board of directors is authorized to provide for the issuance of up to 250,000,000 shares of preferred stock in multiple series without the approval of shareholders. With respect to each series of preferred stock, DuPont’s board of directors has the authority to fix the following terms: • the designation of the series, which may be by distinguishing number, letter or title; • the number of shares within the series; • whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative; • the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends; • whether the shares are redeemable, the redemption price and the terms of redemption; • the amount payable for each share if the Company dissolves or liquidates; • whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

• any restrictions on issuance of shares in the same series or any other series; • voting rights applicable to the series of preferred stock; and • any other rights, priorities, preferences, restrictions or limitations of such series. The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of the Company’s general creditors. Charter and Bylaw Provisions; Takeover Statutes A number of provisions in the charter and bylaws as well as the DGCL may make it more difficult to acquire control of DuPont or remove the Company’s management. Structure of Board The DuPont board is elected annually. The bylaws provide that each director will hold office for a term expiring at the next succeeding annual meeting of stockholders and until such director’s successor is duly elected and qualified. The DuPont board, in accordance with its bylaws, will consist of between 6 and 16 directors, with the number of directors to be determined only by resolution adopted by a majority of the entire board. Furthermore, subject to the rights of holders of any class or series of preferred stock to elect directors, any vacancies on the board for any reason, including death, removal, resignation or disqualification of any director and any newly created directorships resulting from an increase in the authorized number of directors, will be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by stockholders. This provision could prevent a stockholder from obtaining majority representation on the board by allowing the board to enlarge the board and fill the new directorships with the board’s own nominees. Removal of Directors In accordance with the DGCL and subject to the rights of the holders of any class or series of preferred stock, the entire board or any individual director may be removed at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of DuPont then entitled to vote generally in the election of directors, voting as a single class. Advance Notice of Proposals and Nominations/ Limits on Special Meetings The bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice will be required to be delivered to the Secretary of DuPont not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting. The bylaws also specify the form and content of a stockholder’s notice and stockholder eligibility requirements for stockholder nominees to be included in the Company’s annual meeting proxy, subject to a specified maximum total number of stockholder nominees in accordance with the bylaws. Stockholder eligibility requirements including that each nominating stockholder or group of stockholders has owned continuously for at least 3 years, no less than 3 percent of the outstanding stock entitled to vote generally in the election of directors. The DuPont certificate of incorporation and bylaws provide that special meetings of stockholders may be called by order of the board or by written request of stockholders holding together at least 25% of all the shares of DuPont entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as determined by the board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more stockholders who satisfy the requirements as set forth in the bylaws. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Amendment of the Bylaws The board is authorized to amend, alter, change, adopt and repeal DuPont’s bylaws by the affirmative vote of a majority of total directors present or by unanimous consent. Stockholders also have the power to amend, alter, change, adopt and repeal the bylaws by the affirmative vote of the holders of a majority of the voting power of all of the shares of capital stock of DuPont then entitled to vote generally in the election of directors, voting as a single class. Takeover Statutes Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at 2 a meeting of stockholders by the affirmative vote of at least 66 ∕3% of the outstanding voting stock not owned by the interested stockholder. The Company did not opt out of the protections of Section 203 of the DGCL. As a result, the statute applies to DuPont. Exclusive Forum The bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of DuPont, (ii) any action asserting a claim of breach of a fiduciary duty owed by any DuPont director, officer or other employee to the Company or DuPont’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. The bylaws also provide that DuPont is entitled to equitable relief, including injunction and specific performance, to enforce such provisions regarding forum. Listing DuPont’s common stock is listed on NYSE under the symbol “DD.” Transfer Agent and Registrar The transfer agent and registrar for DuPont’s common stock is Computershare Trust Company, N.A.